Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 27, 2025, Spire Inc. (“Spire” or the “Company”), a Missouri corporation, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Piedmont Natural Gas Company, Inc. (“Piedmont”), a North Carolina corporation and wholly owned subsidiary of Duke Energy Corporation (“Duke Energy”), pursuant to which Spire agreed to acquire 100% of Piedmont’s Tennessee natural gas local distribution company business (the “Acquired Business”) for cash consideration of $2.48 billion subject to customary adjustments for net working capital, regulatory assets and liabilities, and capital expenditures at closing (the “Acquisition”). On March 31, 2026, Spire completed the acquisition, subject to customary purchase price adjustments.

Contemporaneously with the execution of the Purchase Agreement, Spire entered into a commitment letter with Bank of Montreal and BMO Capital Markets Corp. (the “Commitment Parties”) pursuant to which the Commitment Parties committed to provide, subject to the terms and conditions therein, senior unsecured bridge term loan facilities in an aggregate principal amount of up to $2.48 billion, comprised of a Tranche A facility of up to $1.88 billion and a Tranche B facility of up to $600 million (together, the “Bridge Facilities”). The commitments under the Bridge Facilities were terminated in connection with the closing of the Acquisition.

For the purposes of the unaudited pro forma condensed combined financial statements, the Company has assumed that the funding consists of (i) proceeds from the $900 million aggregate principal amount of Series A of $450 million and Series B of $450 million junior subordinated notes issued on November 24, 2025, (ii) proceeds from the concurrent issuance at the closing of the Acquisition of senior unsecured notes (the “Senior Notes”) through a private placement in an aggregate principal amount of approximately $825 million pursuant to a master note purchase agreement dated December 17, 2025, consisting of $130 million due April 1, 2029; $160 million due April 1, 2031; $105 million due April 1, 2033; $250 million due April 1, 2036; and $180 million due April 1, 2038, (iii) proceeds of $800 million from a senior unsecured term loan entered into on March 26, 2026, consisting of a Tranche A facility of $600 million maturing on March 30, 2027 and a Tranche B facility of $200 million maturing on March 30, 2027, and (iv) approximately $47 million of net proceeds from the issuance on February 9, 2026 of $400 million aggregate principal amount Senior Notes due September 1, 2031 (collectively, the “Financing Transactions”). In addition, on March 30, 2026, Spire announced the sale of its gas marketing business, Spire Marketing Inc., for $215 million, subject to customary closing conditions, including regulatory approvals. The Company expects to use the net proceeds from the sale to repay borrowings incurred in connection with the Acquisition. The effects of this transaction are not reflected in the unaudited pro forma condensed combined financial information.

The Acquisition has satisfied the waiting period without objection under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. On September 10, 2025, Piedmont and Spire jointly filed applications with the Tennessee Public Utility Commission (the “TPUC”) and the Federal Energy Regulatory Commission (the “FERC”) to facilitate the transfer of Piedmont’s Tennessee utility operations to Spire. On October 31, 2025, the FERC approved the transfer of gas supply contracts to Spire. On March 16, 2026, the TPUC approved the transfer of utility services to Spire. After receiving all regulatory approvals, Spire completed the Acquisition on March 31, 2026, subject to customary purchase price adjustments as set forth in the Purchase Agreement.

The following unaudited pro forma condensed combined financial information reflects the Acquisition and the Financing Transactions as described above and has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"), with Spire as the acquiring entity for accounting purposes, and reflects estimates and assumptions deemed appropriate by the Company’s management to give effect to the Acquisition and the Financing Transactions as if they had been completed on December 31, 2025, with respect to the unaudited pro forma condensed combined balance sheet, and on October 1, 2024, with respect to the unaudited pro forma condensed combined statements of income.

The unaudited pro forma condensed combined financial information includes adjustments that reflect the accounting for the Acquisition and the Financing Transactions in accordance with U.S. GAAP. Refer to the notes to the unaudited pro forma financial information for additional information regarding the basis of presentation and pro forma adjustments.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the following:

•
The accompanying notes to the unaudited pro forma condensed combined financial information;
•
The historical unaudited condensed consolidated financial statements of Spire as of and for the quarter ended December 31, 2025 and the accompanying notes thereto included in Spire’s Quarterly Report on Form 10-Q for such fiscal quarter filed on February 3, 2026;
•
The historical audited consolidated financial statements of Spire as of and for the fiscal year ended September 30, 2025 and the accompanying notes thereto included in Spire’s Annual Report on Form 10-K for such fiscal year filed on November 14, 2025;

Exhibit 99.2

•
The historical unaudited abbreviated financial statements of the Acquired Business as of and for the nine months ended September 30, 2025 and the accompanying notes thereto that were included as an exhibit in Spire’s 8-K filed on November 17, 2025; and
•
The audited abbreviated financial statements of the Acquired Business as of and for the fiscal years ended December 31, 2025 and December 31, 2024, and the accompanying notes thereto.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been if the Acquisition and the Financing Transactions occurred as of the dates indicated. The unaudited pro forma condensed combined financial information also should not be considered indicative of the future results of operations or financial position of the combined company following the completion of the Acquisition, which will differ, perhaps materially, from those shown in this information. The unaudited pro forma adjustments represent the Spire management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The Company estimated the fair value of the assets and liabilities of the Acquired Business based on a preliminary valuation. A final determination of the fair value of the acquired assets and assumed liabilities will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statements of operations; therefore the final purchase consideration allocation will be different, perhaps materially, than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information.

Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2025

(In millions)

	Spire As of December 31, 2025	Acquired Business As of December 31, 2025 (Note 2)	Acquisition Transaction Accounting Adjustments (Note 4)	Note	Financing Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
ASSETS
Utility Plant	$9,490.1	$2,219.5	$(418.4)	(b)	$-		$11,291.2
Less: Accumulated depreciation and amortization	2,628.2	418.4	(418.4)	(b)	-		2,628.2
Net Utility Plant	6,861.9	1,801.1	-		-		8,663.0
Non-utility Property (net of accumulated depreciation and amortization of $139.2 at December 31, 2025,	1,003.4	-	-		-		1,003.4
Other Investments	125.4	-	-		-		125.4
Total Other Property and Investments	1,128.8	-	-		-		1,128.8
Current Assets:
Cash and cash equivalents	4.1	-	(2,530.1)	(a)	2,552.9	(f)	26.9
Accounts receivable:
Utility	426.2	79.2	-		-		505.4
Other	198.8		-		-		198.8
Allowance for credit losses	(28.7)		-		-		(28.7)
Delayed customer billings	18.5		-		-		18.5
Inventories:
Natural gas	203.4	10.7	-		-		214.1
Propane Gas	8.6	-	-		-		8.6
Materials and supplies	47.5	0.6	-		-		48.1
Regulatory assets	63.4	16.1	-		-		79.5
Prepayments	34.5		-		-		34.5
Other	62.2	0.3	-		-		62.5
Total Current Assets	1,038.5	106.9	(2,530.1)		2,552.9		1,168.2
Deferred Charges and Other Assets:
Goodwill	1,171.6	-	788.5	(c)	-		1,960.1
Regulatory assets	1,331.4	40.6	-		-		1,372.0
Other	349.7	0.3	-		-		350.0
Total Deferred Charges and Other Assets	2,852.7	40.9	788.5		-		3,682.1
Total Assets	$11,881.9	$1,948.9	$(1,741.6)		$2,552.9		$14,642.1

Exhibit 99.2

	Spire As of December 31, 2025	Acquired Business As of December 31, 2025 (Note 2)	Acquisition Transaction Accounting Adjustments (Note 4)	Note	Financing Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
CAPITALIZATION AND LIABILITIES
Capitalization:
Preferred stock ($25.00 par value per share; 10.0 million depositary shares authorized, issued and outstanding at December 31, 2025)	$242.0	$-	$-		$-		$242.0
Common stock (par value $1.00 per share; 70.0 million shares authorized; 59.1 million shares issued and outstanding at December 31, 2025)	59.1	-	-		-		59.1
Paid-in capital	1,981.8	-	-		-		1,981.8
Net parent investment	-	1,712.3	(1,712.3)	(d)	-		-
Retained earnings	1,127.7	-	(26.9)	(e)	-		1,100.8
Accumulated other comprehensive income	22.1	-	-		-		22.1
Total Shareholders' Equity	3,432.7	1,712.3	(1,739.2)		-		3,405.8
Temporary equity	5.9	-	-		-		5.9
Long-term debt (less current portion)	4,449.4	-	-		1,754.7	(f)	6,204.1
Total Capitalization	7,888.0	1,712.3	(1,739.2)		1,754.7		9,615.8
Current Liabilities:
Current portion of long-term debt	488.1	-	-		798.2	(f)	1,286.3
Notes payable	412.0	-	-		-		412.0
Accounts payable	309.5	57.7	(2.4)	(e)	-		364.8
Advance customer billings	48.9	-	-		-		48.9
Wages and compensation accrued	29.7	-	-		-		29.7
Customer deposits	34.1	-	-		-		34.1
Taxes accrued	63.5	-	-		-		63.5
Regulatory liabilities	34.4	0.5	-		-		34.9
Other	293.1	8.1	-		-		301.2
Total Current Liabilities	1,713.3	66.3	(2.4)		798.2		2,575.4

Exhibit 99.2

	Spire As of December 31, 2025	Acquired Business As of December 31, 2025 (Note 2)	Acquisition Transaction Accounting Adjustments (Note 4)	Note	Financing Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
Deferred Credits and Other Liabilities:
Deferred income taxes	914.1	-	-		-		914.1
Pension and postretirement benefit costs	47.7	-	-		-		47.7
Asset retirement obligations	589.5	3.6	-		-		593.1
Regulatory liabilities	587.6	161.2	-		-		748.8
Other	141.7	5.5	-		-		147.2
Total Deferred Credits and Other Liabilities	2,280.6	170.3	-		-		2,450.9
Commitments and Contingencies
Total Capitalization and Liabilities	$11,881.9	$1,948.9	$(1,741.6)		$2,552.9		$14,642.1

See accompanying notes to the condensed unaudited pro forma financial information.

Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Three Months Ended December 31, 2025

(In millions, except per share data)

	Spire For the Three Months Ended December 31, 2025	Acquired Business For the Three Months Ended December 31, 2025 (Note 2)	Acquisition Transaction Accounting Adjustments (Note 5)	Note	Financing Transaction Accounting Adjustments (Note 5)	Note	Pro Forma Combined
Operating Revenues	$762.2	$114.3	$-		$-		$876.5
Operating Expenses:
Natural gas	312.7	36.7	-		-		349.4
Operation and maintenance	139.9	18.1	-		-		158.0
Depreciation and amortization	81.4	10.7	-		-		92.1
Taxes, other than income taxes	54.7	1.0	-		-		55.7
Total Operating Expenses	588.7	66.5	-		-		655.2
Operating Income	173.5	47.8	-		-		221.3
Interest Expense	60.4		-		25.7	(c)	86.1
Other Income, Net	5.3	1.7	-		-		7.0
Income Before Income Taxes	118.4	49.5	-		(25.7)		142.2
Income Tax Expense (Benefit)	23.4		10.4	(b)	(5.4)	(d)	28.4
Net Income	95.0	49.5	(10.4)		(20.3)		113.8
Provision for preferred dividends	3.7		-		-		3.7
Income allocated to participating securities	0.1	-	-		-		0.1
Net Income Available to Common Shareholders	$91.2	$49.5	$(10.4)		$(20.3)		$110.0

Weighted Average Number of Common Shares Outstanding:
Basic	59.0						59.0
Diluted	59.2						59.2
Basic Earnings Per Common Share	$1.55						$1.86
Diluted Earnings Per Common Share	$1.54						$1.86

See accompanying notes to the condensed unaudited pro forma financial information.

Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Fiscal Year Ended September 30, 2025

(In millions, except per share data)

	Spire For the Fiscal Year Ended September 30, 2025	Acquired Business For the Year Ended September 30, 2025 (Note 2)	Acquisition Transaction Accounting Adjustments (Note 5)	Note	Financing Transaction Accounting Adjustments (Note 5)	Note	Pro Forma Combined
Operating Revenues	$2,476.4	$304.6	$-		$-		$2,781.0
Operating Expenses:
Natural gas	905.5	84.4	-		-		989.9
Operation and maintenance	542.1	67.1	26.9	(a)	-		636.1
Depreciation and amortization	298.2	33.9	-		-		332.1
Taxes, other than income taxes	206.7	8.3	-		-		215.0
Total Operating Expenses	1,952.5	193.7	26.9		-		2,173.1
Operating Income	523.9	110.9	(26.9)		-		607.9
Interest Expense	204.1	-	-		149.3	(c)	353.4
Other Income, Net	11.6	8.6	-		-		20.2
Income Before Income Taxes	331.4	119.5	(26.9)		(149.3)		274.7
Income Tax Expense (Benefit)	59.7	-	19.4	(b)	(31.4)	(d)	47.7
Net Income	271.7	119.5	(46.3)		(117.9)		227.0
Provision for preferred dividends	14.8	-	-		-		14.8
Income allocated to participating securities	0.3	-	-		-		0.3
Net Income Available to Common Shareholders	$256.6	$119.5	$(46.3)		$(117.9)		$211.9

Weighted Average Number of Common Shares Outstanding:
Basic	58.5						58.5
Diluted	58.7						58.7
Basic Earnings Per Common Share	$4.39						$3.63
Diluted Earnings Per Common Share	$4.37						$3.62

See accompanying notes to the condensed unaudited pro forma financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes. Spire’s 2025 fiscal year end is on September 30, 2025, while the Acquired Business’s fiscal year ended on December 31, 2025. As a result of the Acquired Business having a different fiscal period-end than Spire, the unaudited pro forma condensed combined financial information has been prepared as follows:

•
the unaudited pro forma condensed combined balance sheet as of December 31, 2025 combines the unaudited consolidated balance sheet of Spire as of December 31, 2025, and the audited statement of assets acquired and liabilities assumed of the Acquired Business as of December 31, 2025;
•
the unaudited pro forma condensed combined statement of income for the fiscal year ended September 30, 2025 combines the audited consolidated statement of income of Spire for the fiscal year ended September 30, 2025 and the unaudited statement of revenues and direct expenses of the Acquired Business for the year ended September 30, 2025. The unaudited statement of revenues and direct expenses of the Acquired Business for the year ended September 30, 2025 was derived by combining the audited Statement of Revenues and Direct Expenses of the Acquired Business for the fiscal year ended December 31, 2024 less the unaudited Statement of Revenues and Direct Expenses of the Acquired Business for the nine months ended September 30, 2024 plus the unaudited Statement of Revenues and Direct Expenses of the Acquired Business for the nine months ended September 30, 2025; and
•
the unaudited pro forma condensed combined statement of income for the three months ended December 31, 2025 combines the unaudited consolidated statement of income of Spire for the three months ended December 31, 2025 and the unaudited statement of revenues and direct expenses of the Acquired Business for the three months ended December 31, 2025. The unaudited statement of revenues and direct expenses of the Acquired Business for the three months ended December 31, 2025 was derived by combining the audited Statement of Revenues and Direct Expenses of the Acquired Business for the fiscal year ended December 31, 2025 less the unaudited Statement of Revenues and Direct Expenses of the Acquired Business for the nine months ended September 30, 2025.

Refer to Note 2, Reclassification of Abbreviated Financial Statements of the Acquired Business, for further details on the aggregation of the historical financial statements of the Acquired Business.

The historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited condensed combined pro forma financial statements have been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the subsequent Notes to the pro forma financial information. The pro forma adjustments are based upon reported available information and methodologies that management determined appropriate for the Acquisition and do not reflect the costs of any integration activities or benefits that may result from realization of future revenue growth or operational synergies expected to result from the Acquisition.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those described in Spire’s unaudited consolidated financial statements as of and for the quarter ended December 31, 2025, and the audited consolidated financial statements as of and for the fiscal year ended September 30, 2025. Spire has performed a preliminary review of the Acquired Business’s accounting policies to determine if any adjustments were necessary to achieve comparability in the unaudited pro forma condensed combined financial information. Currently, Spire is not aware of any material differences between the accounting policies of Spire and the Acquired Business that would continue to exist subsequent to the application of acquisition accounting.

Reclassification adjustments have been made to the historical presentation of the Acquired Business to conform to the financial statement presentation of Spire for the unaudited pro forma condensed combined financial information. Refer to Note 2, Reclassification of Abbreviated Financial Statements of the Acquired Business for further details on the reclassification adjustments.

Accounting for the Acquisition

The unaudited pro forma condensed combined financial information has been prepared assuming the Acquisition is accounted for using the acquisition method of accounting under Accounting Standards Codification (“ASC”) 805, Business Combinations, (“ASC 805”) with Spire as the acquiring entity. In accordance with ASC 805, the purchase price of the Acquired Business is allocated to the underlying assets acquired and liabilities assumed based on their estimated fair values as of the closing of the Acquisition. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated acquisition consideration has been allocated to the assets acquired and liabilities assumed of the Acquired Business based upon management’s preliminary estimate of their fair values. The Company has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of the assets to be acquired or liabilities assumed. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information is preliminary and subject to revision based on a final determination of fair value as additional information becomes available and as additional analyses are performed. The pro forma adjustments represent Spire management’s best estimates and are based upon currently available information and certain assumptions that Spire believes are reasonable under the circumstances. Refer to Note 3 Preliminary Fair Value Measurement of Purchase Price Allocation to Assets Acquired and Liabilities Assumed from the Acquisition, for further details on the preliminary purchase price allocation.

Accounting for the Financing Transactions

The Company obtained a commitment letter for a senior unsecured 364-day bridge term loan facility (the “Bridge Facilities”) of up to approximately $2.48 billion. Spire financed the Acquisition through debt securities prior to the closing of the Acquisition however for purposes of the pro forma combined statements, the Company has assumed the following:

•
issuance of junior subordinated notes in an aggregate principal amount of approximately $900 million (the “Junior Subordinated Notes”) consisting of Series A of $450 million and Series B of $450 million junior subordinated notes issued on November 24, 2025. Proceeds from these borrowings were used in connection with repayments of the Company’s regularly occurring short term borrowings, for the purposes of the pro forma financial information included herein, it is assumed the amount will be borrowed from commercial paper program at closing;
•
issuance of senior unsecured notes through a private placement in an aggregate principal amount of approximately $825 million pursuant to a master note purchase agreement dated December 17, 2025 (the “Senior Notes”), consisting of $130 million due April 1, 2029; $160 million due April 1, 2031; $105 million due April 1, 2033; $250 million due April 1, 2036; and $180 million due April 1, 2038;
•
borrowings of $800 million from a senior unsecured term loan entered into on March 26, 2026 (the “Term Loan”), consisting of a Tranche A facility of $600 million and a Tranche B facility of $200 million, fully drawn on March 31, 2026 and maturing on March 30, 2027; and
•
approximately $47 million of net proceeds from the issuance on February 9, 2026 of $400 million aggregate principal amount Senior Notes due September 1, 2031. The net proceeds were used to repay $350 million of existing indebtedness, with the remaining approximately $47 million used to partially fund the Acquisition.

On March 30, 2026, Spire announced the sale of its gas marketing business, Spire Marketing Inc., for $215 million, subject to customary closing conditions, including regulatory approvals. The proceeds from the sale are expected to be used to partially repay borrowings in connection with the acquisition. The effect of this probable disposition is not reflected as an adjustment in the pro forma financial information because it is a separate unrelated transaction that does not meet the significance thresholds requiring pro forma presentation under Article 11 of Regulation S-X.

The financing costs are recorded as a direct deduction from the carrying amount of the liability and amortized into interest expense over the terms of the Financing Transactions as if they had occurred on October 1, 2024. The Bridge Facilities commitment fees are expensed in the unaudited pro forma condensed combined statement of income for the fiscal year ended September 30, 2025, since these amounts were not used for the Acquisition.

Note 2 – Reclassification of Abbreviated Financial Statements of the Acquired Business

During the preparation of the unaudited pro forma condensed combined financial information, Spire’s management performed a preliminary analysis of the Acquired Business’s financial information to identify differences in financial statement presentation as compared to the presentation of Spire. Certain reclassification adjustments have been made to conform the Acquired Business’s historical financial statement presentation to Spire’s financial statement presentation. Following the closing of the Acquisition, the combined company will finalize its review of the reclassifications, which will be different, perhaps materially, from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

The table below presents the unaudited statement of assets acquired and liabilities assumed of the Acquired Business as of December 31, 2025, giving pro forma effect to the presentation adjustments:

Presentation in Acquired Business Historical Financial Statement	Presentation in Unaudited Pro Forma Condensed Combined Financial Information	Acquired Business Before Reclassification	Reclassification	Note	Acquired Business as Reclassified
ASSETS ACQUIRED
Current Assets
Receivables (net of allowance for doubtful accounts of $2,519 at December 31, 2025)	Accounts receivable: Utility	79.2	-		79.2
Inventory		11.3	(11.3)	(1)	-
	Inventories: Natural gas		10.7	(1)	10.7
	Inventories: Propane gas				-
	Inventories: Materials and supplies		0.6	(1)	0.6
Regulatory assets	Regulatory assets	16.1	-		16.1
Other	Other	0.3	-		0.3
Total current assets		106.9	-		106.9
Property, Plant and Equipment
Cost		2,219.5	(2,219.5)	(2)	-
	Utility Plant		2,219.5	(2)	2,219.5
Accumulated depreciation and amortization		(418.4)	418.4	(3)	-
	Utility Plant: Accumulated depreciation and amortization		(418.4)	(3)	(418.4)
Net property, plant and equipment		1,801.1	-		1,801.1
Other Noncurrent Assets
Regulatory assets	Regulatory assets	40.6	-		40.6
Other	Other	0.3	-		0.3
Total other noncurrent assets		40.9	-		40.9
Total Assets Acquired		1,948.9	-		1,948.9
LIABILITIES ASSUMED
Current Liabilities
Accounts payable	Accounts payable	57.7	-		57.7
Regulatory liabilities	Regulatory liabilities	0.5	-		0.5
Other	Other	8.1	-		8.1
Total current liabilities		66.3	-		66.3
Other Noncurrent Liabilities
Asset retirement obligations	Asset retirement obligations	3.6	-		3.6
Regulatory liabilities	Regulatory liabilities	161.2	-		161.2
Other	Other	5.5	-		5.5
Total other noncurrent liabilities		170.3	-		170.3
Total Liabilities Assumed		236.6	-		236.6
	Net parent investment		1,712.3	(4)	1,712.3

NOTES:

(1) To reclassify the Acquired Business’s historical Inventory balance to Inventory: Materials and supplies and Inventories: Natural Gas.

(2) To reclassify the Acquired Business’s historical cost of Property, Plant and Equipment to Utility Plant.

(3) To reclassify Accumulated depreciation and amortization to Utility Plant: Accumulated depreciation and amortization.

(4) Represents a balancing adjustment to equity for the acquired assets and assumed liabilities.

The table below presents the unaudited statement of revenues and direct expenses of the Acquired Business, giving pro forma effect to the presentation adjustments and reflecting the results for the quarter ended December 31, 2025, to align with Spire’s quarter-end:

Presentation in Acquired Business Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information	Acquired Business Twelve months ended December 31, 2025	Acquired Business Nine months ended September 30, 2025 (-)	Acquired Business Three Months ended December 31, 2025 Before Reclassification	Reclassifications	Note	Acquired Business Three Months ended December 31, 2025 As Reclassified
Revenues
Regulated natural gas		322.0	209.0	113.0	(113.0)	(1)	-
Nonregulated natural gas and other		4.3	3.0	1.3	(1.3)	(1)	-
	Operating Revenues				114.3	(1)	114.3
Total revenues		326.3	212.0	114.3	-		114.3
Direct Expenses
Cost of natural gas	Operating Expenses: Natural gas	99.0	62.3	36.7	-		36.7
Operation, maintenance and other	Operating Expenses: Operation and maintenance	68.4	50.3	18.1	-		18.1
Depreciation and amortization	Operating Expenses: Depreciation and amortization	35.9	25.2	10.7	-		10.7
Property and other taxes	Operating Expenses: Taxes, other than income taxes	10.9	9.9	1.0	-		1.0
Other income, net	Other Income (Expense), Net	(3.6)	(2.8)	(0.8)	-		(0.8)
Interest income, net	Other Income (Expense), Net	(5.9)	(5.0)	(0.9)	-		(0.9)
Total direct expenses		204.7	139.9	64.8	-		64.8
Excess of Revenues Over Direct Expenses		121.6	72.1	49.5	-		49.5

NOTES:

(1) To reclassify the Acquired Business’s Revenues to Operating Revenues

The table below presents the unaudited statement of revenues and direct expenses of the Acquired Business, giving pro forma effect to the presentation adjustments and reflecting the results for the year ended September 30, 2025, to align with Spire’s fiscal year-end:

Presentation in Acquired Business Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information	Acquired Business Fiscal Year Ended December 31, 2024	Acquired Business Nine months ended September 30, 2024 (-)	Acquired Business Nine months ended September 30, 2025 (+)	Reclassifications	Note	Acquired Business Year Ended September 30, 2025 As Reclassified
Revenues
Regulated natural gas		285.5	193.8	209.0	(300.7)	(1)	-
Nonregulated natural gas and other		3.7	2.8	3.0	(3.9)	(1)	-
	Operating Revenues	-	-	-	304.6	(1)	304.6
Total revenues		289.2	196.6	212.0	-		304.6
Direct Expenses
Cost of natural gas	Operating Expenses: Natural gas	63.1	41.0	62.3	-		84.4
Operation, maintenance and other	Operating Expenses: Operation and maintenance	66.0	49.2	50.3	-		67.1
Depreciation and amortization	Operating Expenses: Depreciation and amortization	33.0	24.3	25.2	-		33.9
Property and other taxes	Operating Expenses: Taxes, other than income taxes	7.2	8.8	9.9	-		8.3
Other income, net	Other Income (Expense), Net	(0.1)	(0.4)	(2.8)	-		(2.5)
Interest income, net	Other Income (Expense), Net	(4.9)	(3.8)	(5.0)	-		(6.1)
Total direct expenses		164.3	119.1	139.9	-		185.1
Excess of Revenues Over Direct Expenses		124.9	77.5	72.1	-		119.5

NOTES:

(1) To reclassify the Acquired Business’s Revenues to Operating Revenues

Note 3 – Preliminary Fair Value Measurement of Purchase Price Allocation to Assets Acquired and Liabilities Assumed from the Acquisition

(a)
Consideration Transferred

The total purchase price of the Acquisition is $2.48 billion in cash, subject to customary adjustments, including adjustments for net working capital, regulatory assets and liabilities, and capital expenditures at the closing of the Acquisition. Adjustments for net working capital, regulatory assets and liabilities, and capital expenditures are expected to result in a $20.8 million increase in consideration transferred, resulting in total cash consideration of approximately $2.50 billion.

(b)
Preliminary Purchase Price Allocation

The following table summarizes the allocation of the total purchase price of the Acquisition to the preliminary estimated fair values of the assets acquired and liabilities assumed (in millions):

Estimated Acquisition Consideration Allocation (In millions)	Amount

Estimated acquisition consideration	$2,500.8
Assets acquired:
Utility Plant	1,801.1
Accounts receivable (Utilities)	79.2
Inventories:
Natural gas	10.7
Materials and supplies	0.6
Current regulatory assets	16.1
Other current assets	0.3
Non-current regulatory assets	40.6
Other non-current assets	0.3
Total assets acquired:	1,948.9
Liabilities assumed:
Accounts payable	57.7
Current regulatory liabilities	0.5
Other current liabilities	8.1
Asset retirement obligations	3.6
Non-current regulatory liabilities	161.2
Other non-current liabilities	5.5
Total liabilities assumed:	236.6
Net assets acquired	1,712.3
Goodwill	$788.5

The majority of the assets acquired and liabilities assumed are subject to the rate setting authority of the Tennessee Public Utility Commission, and are therefore accounted for pursuant to ASC 980, Regulated Operations. The fair value of these assets acquired and liabilities assumed subject to rate-setting and cost recovery provisions provide revenues derived from costs, including a return on investment of assets and liabilities included in rate base. As such, the fair values of these assets and liabilities equal their carrying values. The useful lives of Utility Plant is based on the estimated service lives of the various classes of property and based on the straight-line composite depreciation rates as approved by the regulatory commission.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Acquisition Transaction Accounting Adjustments:

(a)
The change in Cash and cash equivalents was determined as follows:

Description (In millions)	Amount
Uses:
Estimated cash consideration	$2,500.8
Estimated payment of transaction costs	29.3
Pro forma net adjustment to Cash and cash equivalents	$2,530.1

(b)
Reflects reclassification of historical accumulated depreciation.

(c)
Reflects the recognition of the preliminary goodwill for estimated acquisition consideration in excess of the fair value of the net assets acquired.

(d)
Reflects elimination of historical equity of the Acquired Business.

(e)
Represents $26.0 million in Spire’s estimated advisory, legal, and other transaction-related expenses related to the Acquisition that are not reflected in the historical financial statements and reflected as an adjustment through retained earnings. In addition, this adjustment reflects the expected settlement of $2.4 million accrued and outstanding transaction costs included in Spire’s historical consolidated balance sheet as of December 31, 2025.

Financing Transactions Accounting Adjustments:

(f)
Represents proceeds from the following debt instruments issued in connection with the Financing Transactions.
i.
Junior Subordinated Notes of $900 million net of $11.0 million of debt issuance costs. The Junior Subordinated Notes are classified as long-term debt, net of debt issuance cost.
ii.
Senior Notes of $825 million net of $5.8 million of debt issuance costs. The Senior Notes are classified as long-term debt, net of debt issuance cost.
iii.
Term Loan of $800.0 million net of $1.8 million of debt issuance costs. The Term Loan is classified as the current portion of long-term debt, net of debt issuance costs.
iv.
A portion of the net proceeds from the issuance of $400 million aggregate principal amount Senior Notes due September 1, 2031, net of $3.6 million of debt issuance costs. The net proceeds were used to repay $350 million of existing indebtedness, with the remaining portion used to partially fund the Acquisition. The portion allocated from this issuance to partially fund the Acquisition is $46.5 million.

Note 5 – Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

Acquisition Transaction Accounting Adjustments:

(a)
For the fiscal year ended September 30, 2025 this adjustment represents $26.9 million in Spire’s advisory, legal, and other transaction-related expenses related to the Acquisition that are not reflected in Spire’s historical financial statements.

(b)
To record the income tax impacts of the pro forma adjustments and historical results of the Acquired Business utilizing the statutory income tax rate of approximately 21% for each period, as presented below. Because the tax rates used for the pro forma condensed combined financial information is estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to the closing of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Description (In millions)	Pro Forma Period For the Three Months Ended December 31, 2025	Pro Forma Period For the Fiscal Year Ended September 30, 2025
Income tax impacts of historical results of the Acquired Business	$10.4	$25.1
Income tax impacts of pro forma adjustments	-	(5.7)
Pro forma net adjustment to Income Tax Expense	$10.4	$19.4

Financing Transactions Accounting Adjustments:

(c)
Represents estimated interest expense related to the Financing Transactions, as presented at adjustment in Note 4(d), calculated based on an estimated interest rate as follows:

Description	Interest Rate
Junior Subordinated Notes	6.4%
Senior Notes	5.1%
Term Loan	5.6%
Other Senior Notes	4.6%

This adjustment to interest expense also includes $0.4 million and $3.2 million of amortization of the total estimated debt issuance costs of $22.4 million related to the Junior Subordinated Notes, the Senior Notes, the Term Loan, and the Other Senior Notes for the three months ended December 31, 2025 and the twelve months ended September 30, 2025, respectively. Commitment and other fees associated with the Bridge Facilities have already been recognized in Spire’s historical financial statements. A 0.125% change in interest rates would increase or decrease interest expense on a pro forma basis by $0.6 million and $3.2 million for the three months ended December 31, 2025 and the twelve months ended September 30, 2025, respectively. For purposes of the pro forma income statements, it is assumed that borrowings under the Financing Transactions occur on October 1, 2024 and remain outstanding throughout the period presented.

(d)
Represents the income tax impact of the Financing Transactions utilizing an estimated statutory rate of 21%. The estimated statutory rate is preliminary and could be different depending on post-acquisition activities, the geographical mix of income and changes in tax law.

Note 6 – Earnings Per Share

Earnings per share (“EPS”) represent the net earnings per share calculated using the historical weighted average shares outstanding.

Since the Acquisition and the Financing Transactions, as illustrated above, do not involve any share-based consideration or other equity-based changes, the weighted average shares outstanding used in the pro forma EPS calculation are consistent with those presented in Spire’s historical financial statements.

The computation of basic and diluted net income per share attributable to Spire’s shareholders is as follows:

Description (In millions, except per share data)	Pro Forma Period For the Three Months Ended December 31, 2025	Pro Forma Period For the Fiscal Year Ended September 30, 2025
Numerator:
Net income attributable to Spire	$113.8	$227.0
Net income available to ordinary shareholders of Spire —basic and diluted	$110.0	$211.9

Denominator:
Historical weighted-average ordinary shares outstanding - basic	59.0	58.5
Historical weighted average ordinary shares outstanding - diluted	59.2	58.7

Net income per share:
Basic	$1.86	$3.63
Diluted	$1.86	$3.62